Exhibit 99.1

Studio 3 Partners L.L.C.
Financial Statements
September 30, 2011 and 2010

Studio 3 Partners L.L.C.

Index

September 30, 2011 and 2010

Page(s)

Report of Independent Registered Public Accounting Firm	1

Financial Statements

Balance Sheets	2

Statements of Operations	3

Statements of Changes in Members’ Equity	4

Statements of Cash Flows	5

Notes to the Financial Statements	6-9

Report of Independent Registered Public Accounting Firm

To the Board and Members of Studio 3 Partners LLC

In our opinion, the accompanying balance sheets and the related statements of operations, changes in Members’ equity and cash flows present fairly, in all material respects, the financial position of Studio 3 Partners LLC at September 30, 2011 and 2010, and the results of its operations and its cash flows for the year ended September 30, 2011, the nine month period ended September 30, 2010 and the year ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York

December 23, 2011

PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue, New York, NY 10017

T: (646) 471 3000, F: (813) 286 6000, www.pwc.com/us

Studio 3 Partners L.L.C.

Balance Sheets

September 30, 2011 and 2010

	September 30,	September 30,
(In thousands)	2011	2010
Assets
Current assets
Cash and cash equivalents	$43,361	$6,122
Program rights	102,326	93,962
Accounts receivable	16,744	6,565
Prepaid expenses and other assets	2,614	215
Total current assets	165,045	106,864
Non-current assets
Program rights, net	131,370	85,869
Total assets	$296,415	$192,733
Liabilities and Members’ Equity
Current liabilities
Accounts payable and accrued expenses	$8,921	$4,208
Program rights obligations due to related parties	85,164	69,865
Other program rights obligations	1,385	498
Deferred revenue	46,667	36,690
Total current liabilities	142,137	111,261
Non-current liabilities
Program rights obligations due to related parties	3,249	4,225
Other program rights obligations	222	—
Accrued liabilities	818	—
Total liabilities	146,426	115,486
Commitments and contingencies (Note 5)
Members’ equity
Members’ equity interests	258,354	258,354
Accumulated deficit	(108,365)	(181,107)
Total Members’ equity	149,989	77,247
Total liabilities and Members’ equity	$296,415	$192,733

The accompanying notes are an integral part of these financial statements.

Studio 3 Partners L.L.C.

Statements of Operations

Year Ended September 30, 2011, Nine Months Ended September 30, 2010 and Year Ended December 31, 2009

(In thousands)	Year Ended September 30, 2011	Nine Months Ended September 30, 2010	Year Ended December 31, 2009

Revenues	$313,269	$46,448	$27
Expenses
Operating expenses (including related party programming of $189,473, $128,471 and $35,151, respectively)	218,565	147,274	44,501
Selling, general and administrative expenses (including related party service fees of $16,137, $11,959 and $10,205, respectively)	21,974	15,549	16,890
Total expenses	240,539	162,823	61,391
Operating income (loss)	72,730	(116,375)	(61,364)
Interest expense	—	—	(154)
Interest income	12	9	44
Income (loss) before provision for income taxes	72,742	(116,366)	(61,474)
Provision for income taxes	—	—	—
Net income (loss)	$72,742	$(116,366)	$(61,474)

The accompanying notes are an integral part of these financial statements.

Studio 3 Partners L.L.C.

Statements of Changes in Members’ Equity

Year Ended September 30, 2011, Nine Months Ended September 30, 2010 and Year Ended December 31, 2009

	Members’		Total
	Equity	Accumulated	Members’
(In thousands)	Interests	Deficit	Equity

Balance at December 31, 2008	$36,000	$(3,267)	$32,733
Member contributions	128,654	—	128,654
Net loss	—	(61,474)	(61,474)
Balance at December 31, 2009	164,654	(64,741)	99,913
Member contributions	93,700	—	93,700
Net loss	—	(116,366)	(116,366)
Balance at September 30, 2010	258,354	(181,107)	77,247
Member contributions	—	—	—
Net income	—	72,742	72,742
Balance at September 30, 2011	$258,354	$(108,365)	$149,989

The accompanying notes are an integral part of these financial statements.

Studio 3 Partners L.L.C.

Statements of Cash Flows

Year Ended September 30, 2011, Nine Months Ended September 30, 2010 and Year Ended December 31, 2009

(In thousands)	Year Ended September 30, 2011	Nine Months Ended September 30, 2010	Year Ended December 31, 2009

Cash flows from operating activities
Net income (loss)	$72,742	$(116,366)	$(61,474)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Programming amortization	193,542	133,539	37,559
Changes in assets and liabilities
Program rights, net	(231,974)	(129,921)	(112,789)
Accounts receivable	(10,179)	(6,538)	(27)
Prepaid expenses and other assets	(2,399)	770	(917)
Accrued liabilities	5,530	502	2,824
Related party service fee payable	—	(11,668)	10,205
Deferred Revenue	9,977	36,690	—
Other, net	—	—	154
Net cash provided by (used in) operating activities	37,239	(92,992)	(124,465)
Cash flows from financing activities
Capital contributions from members	—	89,903	128,500
Net cash provided by financing activities	—	89,903	128,500
Increase / (decrease) in cash and cash equivalents	37,239	(3,089)	4,035
Cash and cash equivalents
Beginning of period	6,122	9,211	5,176
End of period	$43,361	$6,122	$9,211

The accompanying notes are an integral part of these financial statements.

Studio 3 Partners L.L.C.

Notes to Financial Statements

September 30, 2011 and 2010

1.           Description of Business

Studio 3 Partners, LLC, and its consolidated subsidiaries (“Studio 3” or “the Company”), was formed pursuant to a Limited Liability Agreement dated April 18, 2008, between Viacom Inc. and its wholly owned subsidiary Paramount Pictures Corporation, Metro-Goldwyn-Mayer Studios Inc., and Lions Gate Films Inc. (collectively, the “Members”). The Company began operations immediately following its formation. The Company operates a premium Pay TV cable and satellite service, branded as “Epix”, which currently exhibits feature film content, primarily licensed from the Members’ film studios as well as other content from third parties. The service is sold to multichannel television distributors for distribution as linear television, subscription video on demand and online services. The service is currently available in the United States, the District of Columbia, Puerto Rico and Bermuda. The Company also generates revenues through the licensing of content to digital distributors.

Change in Fiscal Year

In 2010, the Company changed its fiscal year end to September 30 from December 31. The Company made this change to better align its financial reporting period, as well as its annual planning and budgeting process, with the business cycle of the Company’s largest shareholder. As a result of this change, the Financial Statements present the Company’s financial results for the year ended September 30, 2011 (“2011”), the Company’s first full fiscal year since the change, the nine-month transition period of January 1, 2010 through September 30, 2010 (“2010”) and the year ended December 31, 2009 (“2009”).

Subsequent Events

The Company has performed an evaluation of subsequent events through December 23, 2011, the date of issuance of the financial statements.

2.           Summary of Significant Accounting Policies

Basis of Presentation

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

Revenues from cable and satellite affiliate fees related to the Company’s cable programming services are recognized as services are provided.

Revenues from the licensing of content to digital distributors are recognized upon availability for airing by the licensee. Certain of the Company’s contracts with digital distributors include requirements for a minimum number of feature film titles to be provided over contract intervals, as well as other performance commitments. Recognition of revenues subject to these commitments is deferred until such performance obligations are satisfied. As of September 30, 2011 and 2010, the Company’s deferred revenue balance was $46.7 million and $36.7 million, respectively, including $36.7 million related to contracts with performance commitments and $10 million related to a 2011 customer advance.

Studio 3 Partners L.L.C.

Notes to Financial Statements

September 30, 2011 and 2010

Five customers accounted for approximately 98% of total revenue for the year ended September 30, 2011, of which one customer accounted for 70% of total revenue. These five customers also accounted for approximately 97% of accounts receivable, net as of September 30, 2011.

Program Rights

The Company acquires rights to exhibit programming on various distribution platforms through contractual license agreements. These program rights are stated at the lower of cost, less accumulated amortization, or net realizable value. Net realizable value of acquired rights programming is evaluated by the Company on a daypart basis, which is defined as an aggregation of programs of a similar type.

Program rights and related liabilities are recorded when the license period begins, the cost of the program is determinable, and the program is accepted and available for airing.

The cost of a program is allocated between digital and linear television rights. Digital rights are amortized in accordance with the ratio of current period to estimated total revenues to be generated from the digital exploitation of the programming. Linear television rights are amortized on a program-by-program basis over the license term based on the actual airings of the program as a percentage of the total expected airings of the program through the term of the license agreement. Program rights are classified as current if the asset is to be amortized within the next year.

Advertising Costs

Advertising costs are expensed as incurred. The Company incurred total advertising costs of $1.8 million, $0.6 million and $2.9 in 2011, 2010 and 2009, respectively.

Income Taxes

The Company is taxed as a partnership for federal and state/local income tax purposes and, therefore, the Company is generally not subject to income tax at the federal and state/local levels. Instead, the Company’s Members are taxed on their allocable share of the Company’s income. However, the Company is subject to certain local taxes including the New York City Unincorporated Business Tax.

As the Company has generated cumulative net losses since inception, there is no New York City Unincorporated Business tax currently owed.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, the Company evaluates its estimates to ensure that they accurately reflect the best information available to the Company. Actual results could differ from those estimates.

Studio 3 Partners L.L.C.

Notes to Financial Statements

September 30, 2011 and 2010

3.           Related Party Transactions

The Company engages in various business relationships with certain Members and their affiliates. The nature and amounts of the significant transactions are disclosed below.

The Company and each of the Members have entered into related party licensing agreements whereby the Company licenses pay television exhibition rights and digital distribution rights from the Members. The per title cost payable by the Company to each Member for titles released between 2008 through 2013 is calculated via a contractual determined formula driven by a title’s domestic box office performance. On an annual basis, the Company is committed to license up to 20 newly released titles per Member through December 31, 2013 based on the terms of the licensing agreements. For 2011, 2010 and 2009 the Company incurred $189.5 million, $128.5 million, and $35.1 million of related party programming expense, respectively. At September 30, 2011 and 2010, the Company held related party program rights of $230.8 million and $178.6 million, and had related party program rights obligations of $88.4 million and $74.1 million pursuant to the licensing of these rights, respectively.

The Company entered into a service agreement with MTV Networks, a wholly owned subsidiary of Viacom Inc., effective the date the Company was formed, for the period through December 31, 2013. The fees associated with the services agreement, which are contractually stipulated and disclosed parenthetically in the Statements of Operations, are incurred for signal transmission, technical maintenance, rent, legal services and various other selling, general and administrative support services.

4.           Members’ Interests

Upon formation of the Company on April 18, 2008, the Company allocated 100% of the equity interests in Studio 3 Partners LLC in return for committed Member funding contributions of $110 million. The percentage of equity interest owned by each of the Members is determined based upon the proportion of the total contribution made by each Member to the aggregate contributions made by all Members.

Of the $110 million of committed funding, $36 million was contributed in 2008 and $74 million was contributed in 2009. Certain of the Members made additional optional contributions of $54.7 million in 2009 and $93.7 million during the nine months ended September 30, 2010. Of the $93.7 million of Member contributions in 2010, $3.8 million was credited to Members’ Equity in exchange for the forgiveness of $3.8 million in program rights obligations due to related parties. There were no contributions for the year ended September 30, 2011.

At September 30, 2011 and 2010 the ownership interest in the Company was as follows:

(In thousands)	2011	2010
Metro-Goldwyn-Mayer Studios Inc.	19.09%	19.09%
Lions Gate Films Inc.	31.15%	31.15%
Viacom Inc. and affiliates	49.76%	49.76%
Total	100.00%	100.00%

Studio 3 Partners L.L.C.

Notes to Financial Statements

September 30, 2011 and 2010

The Company is governed by a Board which is comprised of two representatives from each of the Members. Each Member’s representatives must vote together and each Member’s representatives collectively have one vote.

5.           Commitments and Contingencies

The Company’s commitments primarily consist of commitments to purchase program rights from the Members for the period through December 31, 2013, related party service fee commitments through December 31, 2013, affiliate marketing commitments and programming rights from other third parties. These arrangements result from the Company’s ordinary course of business and represent obligations that are payable over several years.

Annual payments relating to Company’s programming, affiliate marketing commitments and services agreement are as follows:

(In thousands)
2012	$246,413
2013	91,956
2014	10,895
2015	4,611
2016	5,243
Thereafter	6,102
$365,220

At September 30, 2011, the Company had recorded on the balance sheet program rights obligations of $90 million and held off balance sheet obligations of approximately $231 million, which include all titles which have been released theatrically through December 16, 2011. New theatrically released programming commitments beyond December 16, 2011 cannot be reasonably estimated at this time as the titles have not yet been released.

6.             Transition Period Comparative Data

	Nine Months Ended September 30,
(In thousands)	2010	2009
		(Unaudited)
Statement of earnings data
Revenues	$46,448	$—
Operating loss	$(116,375)	$(14,043)
Net loss	$(116,366)	$(14,002)
Statement of earnings data
Net Cash used in operating activities	$(92,992)	$(50,190)
Net cash flow provided by financing activities	$89,903	$58,500
Increase (decrease) in cash and cash equivalents	$(3,089)	$8,310